Exhibit 14

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses dated March 31, 1999 (revised July 31, 1999) and "Independent Auditors" in the Statements of Additional Information dated March 31, 1999 of the Federated Emerging Markets Fund and Federated Latin American Growth Fund (two portfolios of World Investment Series, Inc.) and to the incorporation by reference of our reports dated January 20, 1999 with respect to financial statements and financial highlights of the Federated Emerging Markets Fund and Federated Latin American Growth Fund included in the November 30, 1998 Annual Report to Shareholders in the Statements of Additional Information, which Prospectuses and Statements of Additional Information are incorporated by reference in the Prospectus/Proxy Statement and the Statement of Additional Information included in this Registration Statement on Form N-14 (File No. 33-52149) of World Investment Series, Inc.

                                                           /S/ ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP

Boston, Massachusetts
November 22, 1999